Exhibit 10.1

CERTAIN INFORMATION IN THIS DOCUMENT, MARKED BY [****], HAS BEEN EXCLUDED PURSUANT TO REGULATION S-K, ITEM 601(b)(10)(iv). SUCH EXCLUDED INFORMATION IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

OEM SUPPLY AND LICENSE AGREEMENT

This Manufacturing Supply Agreement, dated as of August 10, 2016 (the “Agreement”), is entered into by and between Bio-Techne Corp., a Minnesota corporation having its principal place of business at 614 McKinley Place NE (“Bio-Techne”), and Olink Proteomics AB, a Swedish company, registration no. 559046-8632, having an address at Dag Hammarskjölds väg 52B, SE-752 37 Uppsala, Sweden (“Buyer”, and together with Bio-Techne, the “Parties”, and each, a “Party”).

WHEREAS, Bio-Techne is in the business of manufacturing and selling antibodies, proteins and related reagents for research and diagnostic use;

WHEREAS, Buyer wishes to purchase certain Goods (as defined below) exclusively from Bio- Techne; and WHEREAS, Bio-Techne desires to manufacture and sell the Goods to Buyer.

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.             Definitions. Capitalized terms have the meanings set forth or referred to in this Section 1.

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or other, whether at law, in equity or otherwise.

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Basic Purchase Order Terms” means, collectively, any one or more of the following terms specified by Buyer in a Purchase Order pursuant to Section 3.2: (a) a list of the Goods to be purchased; (b) the quantity of each of the Goods ordered; (c) the Requested Delivery Date; (d) the unit Price for each of the Goods to be purchased; (e) the billing address; and (f) the Delivery Location. For the avoidance of doubt, the term “Basic Purchase Order Terms” does not include any general terms or conditions of any Purchase Order.

“Bio-Techne” has the meaning set forth in the preamble to this Agreement.

“Bio-Techne’s Intellectual Property Rights” means [*****].

Bio-Techne’s Trademarks” means [*****].

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in Minneapolis, MN, USA are authorized or required by Law to be closed for business.

“Buyer” has the meaning set forth in the preamble to this Agreement.

“Buyer Contracts” means all contracts or agreements to which Buyer is a party or to which any of its material assets are bound.

“Buyer Products” means [*****].

“Buyer Services” means [*****].

“Claim” means any Action brought against a Person entitled to indemnification under Section 10.

“Confidential Information” has the meaning set forth in Section 13.1.

“Control” (and with correlative meanings, the terms “Controlled by” and “under common Control with”) means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of another Person, whether through the ownership or voting securities, by contract, or otherwise.

“Defective” means not conforming to the Product Warranty under Section 10.3.

“Defective Goods” means goods shipped by Bio-Techne to Buyer pursuant to this Agreement that are Defective.

“Delivery Location” means the street address within the Territory for delivery of the Goods specified in the applicable Purchase Order.

“Disclosing Party” has the meaning set forth in Section 13.1.

“Dispute” has the meaning set forth in Section 16.15.

“Dispute Notice” has the meaning set forth in Section 16.15.

“Effective Date” means January 1, 2016.

“Force Majeure Event” has the meaning set forth in Section 16.19.

“Forecast” means, with respect to any [*****] period, a good faith projection or estimate of Buyer’s requirements for Goods during each [*****] during the period, which approximates, as nearly as possible, based on information available at the time to Buyer, the quantity of Goods that Buyer may order [*****].

“Goods” means the goods identified on Schedule 1 and described in the Specifications.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other nongovernmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, award or determination entered by or with any Governmental Authority.

“Indemnified Party” has the meaning set forth in Section 11.1.

“Indemnifying Party” has the meaning set forth in Section 11.1.

“Initial Term” has the meaning set forth in Section 7.1.

“Inspection Period” has the meaning set forth in Section 4.6.

“Intellectual Property Rights” [*****].

“Law” means any statute, law, ordinance, regulation, rule, code, constitution, treaty, common law, Governmental Order or other requirement or rule of law of any Governmental Authority.

“Losses” has the meaning set forth in Section 11.1.

“Net Sales” [*****].

“Nonconforming Goods” means any goods received by Buyer from Bio-Techne pursuant to a Purchase Order that: (a) do not conform to the catalog number listed in the applicable Purchase Order; (b) do not fully conform to the Specifications; or (c) materially exceed the quantity of Goods ordered by Buyer pursuant to this Agreement or any Purchase Order. Where the context requires, Nonconforming Goods are deemed to be Goods for purposes of this Agreement.

“Notice” has the meaning set forth in Section 16.4.

“Party” has the meaning set forth in the preamble to this Agreement.

“Patents” means all patents (including all reissues, divisional, provisionals, continuations and continuations-in-part, re-examinations, renewals, substitutions and extensions thereof), patent applications, and other patent rights and any other Governmental Authority-issued indicia of invention ownership (including inventor’s certificates, petty patents and patent utility models).

“Payment Failure” has the meaning set forth in Section 7.3(a).

“Person” means any individual, partnership, corporation, trust, limited liability entity, unincorporated organization, association, Governmental Authority or any other entity.

“Personnel” of a Party means any agents, employees, contractors or subcontractors engaged or appointed by such Party.

“Price” has the meaning set forth in Section 5.1.

“Product Warranty” has the meaning set forth in Section 10.3.

“Purchase Order” means Buyer’s purchase order issued to Bio-Techne hereunder, including all terms and conditions attached to, or incorporated into, such purchase order.

“Receiving Party” has the meaning set forth in Section 13.1.

“Renewal Term” has the meaning set forth in Section 7.2.

“Representatives” means a Party’s Affiliates and each of their respective Personnel, officers, directors, partners, shareholders, attorneys, third-party advisors, successors and permitted assigns.

“Requested Delivery Date” means the requested delivery date for Goods ordered hereunder that is set forth in a Purchase Order, which must be a Business Day no less than [*****] following delivery of the applicable Purchase Order to Bio-Techne.

“Specifications” means the specifications for the Goods attached hereto as Exhibit A and Exhibit B.

“Taxes” means any and all present and future sales, income, stamp and other taxes, levies, imposts, duties, deductions, charges, fees or withholdings imposed, levied, withheld or assessed by any Governmental Authority, together with any interest or penalties imposed thereon.

“Term” has the meaning set forth in Section 7.2.

“Trademarks” means all rights in and to US and foreign trademarks, service marks, trade dress, trade names, brand names, logos, corporate names and domain names and other similar designations of source, sponsorship, association or origin, together with the goodwill symbolized by any of the foregoing, in each case whether registered or unregistered and including all registrations and applications for, and renewals or extensions of, such rights and all similar or equivalent rights or forms of protection in any part of the world.

“Trade Secrets” [*****].

“US” means the United States of America.

“Warranty Period” has the meaning set forth in Section 10.3.

2.            Purchase and Sale of Goods.

2.1           Purchase and Sale.

2.1.1        Subject to the terms and conditions of this Agreement, during the Term, Buyer shall [*****], and Bio-Techne shall manufacture and sell to Buyer, [*****].

2.1.2        Unless otherwise provided in Schedule 1, subject to the terms and conditions of this Agreement, Buyer shall purchase from Bio-Techne, and Bio-Techne shall manufacture and sell to Buyer, [*****] the Goods; provided, that, notwithstanding anything to the contrary contained herein: (i) [*****].

2.2           Terms of Agreement Prevail Over Buyer’s Purchase Order. The Parties intend for the express terms and conditions contained in this Agreement (including any Schedules and Exhibits hereto) and the Basic Purchase Order Terms contained in the applicable Purchase Order to exclusively govern and control each of the Parties’ respective rights and obligations regarding the subject matter of this Agreement, and this Agreement is expressly limited to such terms and conditions. Without limitation of the foregoing, any additional, contrary or different terms contained in any Purchase Order or other request or communication by Buyer pertaining to the sale of Goods by Bio-Techne, and any attempt to modify, supersede, supplement or otherwise alter this Agreement, will not modify this Agreement or be binding on the Parties unless such terms have been fully approved in a signed writing by authorized Representatives of both Parties.

2.3         Right to Manufacture and Sell Competitive Goods. This Agreement does not limit Bio-Techne’s right to manufacture or sell, or preclude Bio-Techne from manufacturing or selling, to any Person, or entering into any agreement with any other Person related to the manufacture or sale of, the Goods and other goods or products that are similar to or competitive with the Goods.

2.4          Use of Goods and Restrictions. The Goods may be repackaged and relabeled, and must be sold or used under Buyer’s own label; Bio-Techne shall not be identified on any Product sold by Buyer (e.g., packaging, printed marketing materials, web, etc.), provided, however, that Buyer may inform its customers of the identity of Bio-Techne if asked directly about Buyer’s suppliers. Buyer acknowledges that Goods are not submitted by Bio-Techne for regulatory review or validated for clinical, therapeutic or diagnostic use, safety or efficacy, or any other specific use or application. It is solely Buyer’s responsibility to ensure the Goods are suitable for Buyer’s intended market. Buyer is solely responsible for complying with all applicable laws, regulations and governmental policies when reselling Goods and for obtaining all necessary approvals, permissions and/or licenses or intellectual property rights from applicable third parties, as may be required for Buyer’s intended uses or sales. Buyer is also responsible for any technical support provided to its customers.

3.             Ordering Procedure.

3.1          Non-binding Forecasts of Buyer’s Requirements. Within [*****] following the full execution of this Agreement, Buyer shall provide to Bio-Techne a Forecast for the [*****]. Pursuant to Bio-Techne’s reasonable request, but in no case more frequently than [*****], Buyer shall deliver to Bio-Techne a [*****] Forecast for the period beginning with the first day of such [*****]. Forecasts are for informational purposes only and do not create any binding obligations on behalf of either Party; provided, however, that Bio-Techne shall not be required to manufacture and sell to Buyer any quantity of Goods that is unreasonably disproportionate to any Forecast for the [*****] covered by such Forecast. Upon receipt of each Forecast, Bio-Techne shall provide written notification to Buyer of any deviations or changes to the Goods or Specifications.

3.2          Purchase Orders. Buyer shall issue to Bio-Techne Purchase Orders (containing applicable Basic Purchase Order Terms that are consistent with the terms of this Agreement), in written form via facsimile, e-mail or US mail. By issuing a Purchase Order to Bio-Techne, Buyer makes an offer to purchase Goods pursuant to the terms and conditions of this Agreement and the Basic Purchase Order Terms contained in such Purchase Order, and on no other terms. For the avoidance of doubt, any variations made to the terms and conditions of this Agreement by Buyer in any Purchase Order are void and have no effect. Buyer shall be obligated to purchase from Bio-Techne quantities of Goods specified in a Purchase Order.

3.3          Acceptance, Rejection and Cancellation of Purchase Orders. Bio-Techne accepts a Purchase Order by confirming the order in writing or by delivering the applicable Goods to Buyer, whichever occurs first. Bio-Techne may reject a Purchase Order or cancel a previously accepted Purchase Order, which it may do without liability or penalty, and without constituting a waiver of any of Bio-Techne’s rights or remedies under this Agreement or any Purchase Order, by providing written notice to Buyer specifying the applicable date of rejection or cancellation, if any one or more of the events described under Sections 7.3(a)-(c) has occurred.

4.             Shipment, Delivery, Acceptance and Inspection.

4.1          Shipment. Unless otherwise expressly agreed by the Parties in writing, Bio- Techne shall select the method of shipment of and the carrier for the Goods. Bio-Techne may, in its sole discretion, without liability or penalty, make partial shipments of Goods to Buyer. Each shipment will constitute a separate sale and Buyer shall pay for the Goods shipped, in accordance with the payment terms specified in Section 5.3, whether such shipment is in whole or partial fulfillment of a Purchase Order.

4.2          Packaging and Labeling. Bio-Techne shall properly pack, mark and ship Goods and provide Buyer with shipment documentation showing the Purchase Order number, Bio- Techne’s identification number for the subject Goods, the quantity of pieces in shipment, the number of cartons or containers in shipment, Bio-Techne’s name, the bill of lading number and the country of origin.

4.3          Delivery. Unless otherwise expressly agreed by the Parties in writing, Bio-Techne shall deliver the Goods to the Delivery Location, using Bio-Techne’s standard methods for packaging and shipping such Goods. All Prices are [*****].

4.4          Late Delivery. Any time quoted for delivery is an estimate only; provided, however, that Bio-Techne shall use commercially reasonable efforts to deliver all Goods on or before the Requested Delivery Date. If Bio-Techne has delayed shipment of all or any Goods for more than thirty (30) days after the Requested Delivery Date and if such delay is not due to any action or inaction of Buyer or otherwise excused in accordance with the terms and conditions of this Agreement, Buyer may, as its sole remedy therefor, cancel the portion of the related Purchase Order covering the delayed Goods by giving Bio-Techne written Notice within [*****] of the Requested Delivery Date. Buyer has the right to obtain the quantity of Goods covered by the cancelled portion of such Purchase Order from sources other than Bio-Techne, and all such Goods shall be deemed to have been purchased under this Agreement for purposes of satisfying Buyer’s purchasing requirements hereunder. Subject to Buyer’s rights under this Section 4.4, no delay in the shipment or delivery of any Good relieves Buyer of its obligations under this Agreement, including accepting delivery of any remaining installment or other orders of Goods.

4.5          Transfer of Title and Risk of Loss.

(a)               Title to Goods shipped under any Purchase Order passes to Buyer upon Bio-Techne’s tender of the Goods to the earner at [*****].

(b)               Risk of loss to Goods shipped under any Purchase Order passes to Buyer upon Bio-Techne’s tender of such units to the carrier at [*****].

4.6          Inspection. Buyer shall inspect Goods received under this Agreement within [*****] of receipt of such Goods (“Inspection Period”) and either accept or, only if any such Goods are Nonconforming Goods, reject such Goods. Buyer will be deemed to have accepted Goods unless it provides Bio-Techne with written Notice of any Nonconforming Goods within [*****] following the Inspection Period, stating with specificity all defects and nonconformities, and furnishing such other written evidence or other documentation as may be reasonably required by Bio-Techne (including the subject Goods, or a representative sample thereof, which Buyer contends are Nonconforming Goods). All defects and nonconformities that are not so specified will be deemed waived by Buyer, such Goods shall be deemed to have been accepted by Buyer, and no attempted revocation of acceptance will be effective. If Buyer timely notifies Bio-Techne of any Nonconforming Goods, Bio-Techne shall determine, in its reasonable discretion, whether the Goods are Nonconforming Goods. If Bio- Techne determines that such Goods are Nonconforming Goods, Bio-Techne shall provide the remedies set forth in Section 10.5.

4.7           Limited Right of Return. Except as provided under Section 4.6, Section 10.5 and Section 10.7, Buyer has no right to return Goods shipped to Buyer pursuant to this Agreement.

5.             Price and Payment.

5.1           Price. Buyer shall purchase the Goods from Bio-Techne at the amounts set forth on Schedule 1 attached hereto (“Price”). The Price shall remain firm for [*****] after the Effective Date, except as otherwise may be agreed to in writing by both Parties. Thereafter, upon [*****] prior written notice and no more often than once each year, the Bio- Techne may adjust the purchase prices by submitting a new Schedule 1 to Buyer; provided however, that such purchase price adjustments shall be limited to the lesser of [*****] or the percentage increase, if any, in the United States Bureau of Labor Statistics Consumer Price Index, based on the last published index number. The base index shall be [*****]. The Goods and purchase prices in Schedule 1, as amended from time to time, shall apply to each single purchase order for each single shipment.

5.2          Shipping Charges, Insurance and Faxes. Buyer shall pay for all shipping charges and insurance costs. In addition, all Prices are exclusive of, and Buyer is solely responsible for, and shall pay all Taxes, with respect to, or measured by, the manufacture, sale, shipment, use or Price of the Goods (including interest and penalties thereon); provided, however, that Buyer shall not be responsible for any Taxes imposed on, or with respect to, Bio-Techne’s income, revenues, gross receipts, Personnel or real or personal property or other assets.

5.3          Payment Terms. Bio-Techne shall issue invoices to Buyer for all Goods ordered, setting forth in reasonable detail the amounts payable by Buyer under this Agreement. Buyer shall pay to Bio-Techne all invoiced amounts within [*****] from Buyer’s receipt of such invoice. Buyer shall make all payments in US dollars by check or wire transfer, in accordance with the following wire instructions:

[*****]

5.4          Late Payments. Except for invoiced payments that Buyer has successfully disputed, Buyer shall pay interest on all late payments (whether during the Term or after the expiration or earlier termination of the Term), calculated daily and compounded [*****]. Buyer shall also reimburse Bio-Techne for all reasonable costs incurred by Bio-Techne in collecting any late payments, including attorneys’ fees and court costs. In addition to all other remedies available under this Agreement or at Law (which Bio-Techne does not waive by the exercise of any rights under this Agreement), if Buyer fails to pay any undisputed amounts when due under this Agreement, Bio-Techne may (a) suspend the delivery of any Goods, (b) reject Buyer’s Purchase Orders or cancel accepted Purchase Orders pursuant to the terms of Section 3.3 or (c) terminate this Agreement pursuant to the terms of Section 7.3(a).

5.5           No Set-off Right. Buyer shall not, and acknowledges that it will have no right, under this Agreement, any Purchase Order, any other agreement, document or Law to, withhold, offset, recoup or debit any amounts owed (or to become due and owing) to Bio- Techne or any of its Affiliates, whether under this Agreement or otherwise, against any other amount owed (or to become due and owing) to it by Bio-Techne or Bio-Techne’s Affiliates, whether relating to Bio-Techne’s or its Affiliates’ breach or non-performance of this Agreement, any Purchase Order, any other agreement between (a) Buyer or any of its Affiliates and (b) Bio-Techne or any of its Affiliates, or otherwise.

6.            Royalties.

6.1          Royalties for Buyer Products. Beginning with [*****], Buyer shall pay Supplier a royalty of [*****] of the Net Sales of any Buyer Products.

6.2           Royalties for Services. Beginning with the [*****], Buyer will pay a royalty of [*****] on the Net Sales for such Buyer Services.

6.3           [*****].

6.4           Royalty Payments, Reports. Within [*****] after the end of each [*****] in which this Agreement is in effect, Buyer shall deliver to Bio-Techne full, true, and accurate reports of its activities relating to this Agreement during the preceding [*****] (hereinafter a “Royalty Report”). These Royalty Reports must include: [*****]. The Royalty Report shall also separately include the same information for any Buyer’s Services sold or distributed by Buyer. If no royalties are due, Buyer shall so report.

7.            Term; Termination.

7.1          Initial Term. The term of this Agreement commences on the Effective Date and continues through December 31, 2026, unless it is earlier terminated pursuant to the terms of this Agreement or applicable Law (the “Initial Term”).

7.2           Renewal Term. Upon expiration of the Initial Term, the term of this Agreement will automatically renew for additional successive five (5) year terms, unless either Party provides written Notice of non-renewal at least one (1) year prior to the end of the then-current term (each, a “Renewal Term” and together with the Initial Term, the “Term”), unless any Renewal Term is earlier terminated pursuant to the terms of this Agreement or applicable Law. If the Initial Term or any Renewal Term is renewed for any Renewal Term(s) pursuant to this Section 7.2, the terms and conditions of this Agreement during each such Renewal Term will be the same as the terms in effect immediately prior to such renewal. In the event either Party provides timely Notice of its intent not to renew this Agreement, then, unless earlier terminated in accordance with its terms, this Agreement terminates on the expiration of the Initial Term or then-current Renewal Term, as applicable.

7.3           Bio-Techne’s Right to Terminate. Bio-Techne may terminate this Agreement, by providing written Notice to Buyer:

(a)               if Buyer fails to pay any amount when due under this Agreement (“Payment Failure”);

(b)               if Buyer is in material breach of any representation, warranty or covenant of Buyer under this Agreement (other than committing a Payment Failure), and either the breach cannot be cured or, if the breach can be cured, it is not cured by Buyer within a commercially reasonable period of time (in no case exceeding [*****] after Buyer’s receipt of written Notice of such breach;

(c)                if Buyer (i) becomes insolvent or is generally unable to pay, or fails to pay, its debts as they become due, (ii) files or has filed against it, a petition for voluntary or involuntary bankruptcy or otherwise becomes subject, voluntarily or involuntarily, to any proceeding under any domestic or foreign bankruptcy or insolvency Law, (iii) makes or seeks to make a general assignment for the benefit of its creditors, or (iv) applies for or has appointed a receiver, trustee, custodian or similar agent appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of its property or business.

Any termination under this Section 7.3 will be effective on Buyer’s receipt of Bio- Techne’s written Notice of termination or such later date (if any) set forth in such Notice.

7.4           Buyer’s Right to Terminate. Buyer may terminate this Agreement, by providing written Notice to Bio-Techne:

(a)               if Bio-Techne is in material breach of any representation, warranty or covenant of Bio-Techne under this Agreement and either the breach cannot be cured or, if the breach can be cured, it is not cured by Bio-Techne within [*****] after Bio- Techne’s receipt of written Notice of such breach; or

(b)               if Bio-Techne (i) becomes insolvent or is generally unable to pay, or fails to pay, its debts as they become due, (ii) files or has filed against it, a petition for voluntary or involuntary bankruptcy or otherwise becomes subject, voluntarily or involuntarily, to any proceeding under any domestic or foreign bankruptcy or insolvency Law, (iii) makes or seeks to make a general assignment for the benefit of its creditors, or (iv) applies for or has appointed a receiver, trustee, custodian or similar agent appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of its property or business; or

(c)               in the event of a Force Majeure Event affecting Bio-Techne’s performance under this Agreement for more than [*****].

7.5           Effect of Expiration or Termination.

(a)               Upon the expiration or earlier termination of this Agreement, all indebtedness of Buyer to Bio-Techne under this Agreement of any kind, shall become immediately due and payable to Bio-Techne, without further notice to Buyer.

(b)              Expiration or termination of the Term will not affect any rights or obligations of the Parties that:

(i)                 come into effect prior to termination or expiration of this Agreement; or

(ii)              otherwise survive the expiration or earlier termination of this Agreement pursuant to Section 16.3 and were incurred by the Parties prior to such expiration or earlier termination.

(c)                Any Notice of termination under this Agreement automatically operates as a cancellation of any deliveries of Goods to Buyer that are scheduled to be made subsequent to the effective date of termination, whether or not any orders for such Goods had been accepted by Bio-Techne. With respect to any Goods that are still in transit upon termination of this Agreement, Bio-Techne may require, in its sole discretion, that all sales and deliveries of such Goods be made on either a cash-only or certified-check basis.

(d)                Upon the expiration or earlier termination of this Agreement, Buyer shall:

(i)               destroy all documents and tangible materials (and any copies) containing, reflecting, incorporating or based on Bio-Techne’s Confidential Information;

(ii)              permanently erase all of Bio-Techne’s Confidential Information from its computer systems, except for copies that are maintained as archive copies on its disaster recovery and/or information technology backup systems. Buyer shall destroy any such copies upon the normal expiration of its backup files; and

(iii)            certify in writing to Bio-Techne that it has complied with the requirements of this clause.

(e)                Termination of this Agreement will not constitute a waiver of any of either Party’s rights, remedies or defenses under this Agreement, at law, in equity or otherwise.

8.              Obligations of Buyer.

8.1              Certain Prohibited Acts. Notwithstanding anything to the contrary in this Agreement, neither Buyer nor any Buyer Personnel shall:

(a)                make any representations, warranties, guarantees, indemnities, similar claims or other commitments:

(i)               actually, apparently or ostensibly on behalf of Bio-Techne, or

(ii)              to any customer or other Person with respect to the Goods, which are additional to or inconsistent with any then-existing representations, warranties, guarantees, indemnities, similar claims or other commitments in this Agreement or any written documentation provided by Bio-Techne to Buyer.

9.              Compliance with Laws. Buyer shall at all times comply with all Laws applicable to this Agreement, Buyer’s performance of its obligations hereunder and Buyer’s use or sale of the Goods. Without limiting the generality of the foregoing, Buyer shall (a) at its own expense, maintain all certifications, credentials, licenses and permits necessary to conduct its business relating to the purchase, use or resale of the Goods and (b) not engage in any activity or transaction involving the Goods, by way of resale, lease, shipment, use or otherwise, that violates any Law.

10.            Representations and Warranties.

10.1          Buyer’s Representations and Warranties. Buyer represents and warrants to Bio- Techne that:

(a)                     it is a corporation, duly organized, validly existing and in good standing under the laws of the Sweden;

(b)                     it is duly qualified to do business and is in good standing in every jurisdiction in which such qualification is required;

(c)                     it has the full right, power and authority to enter into this Agreement and to perform its obligations hereunder;

(d)                     the execution of this Agreement by its Representative whose signature is set forth at the end of this Agreement, and the delivery of this Agreement by Buyer, have been duly authorized by all necessary action on the part of Buyer;

(e)                     the execution, delivery and performance of this Agreement by Buyer will not violate, conflict with, require consent under or result in any breach or default under (i) any of Buyer’s organizational documents, (ii) any applicable Law or (iii) with or without notice or lapse of time or both, the provisions of any material Buyer Contract;

(f)                      this Agreement has been executed and delivered by Buyer and (assuming due authorization, execution and delivery by Bio-Techne) constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms;

(g)                     it is in compliance with all applicable Laws and Buyer Contracts relating to this Agreement, the Goods and the operation of its business;

(h)                     it has obtained all licenses, authorizations, approvals, consents or permits required by applicable Laws to conduct its business generally and to perform its obligations under this Agreement.

10.2      Bio-Techne’s Representations and Warranties. Bio-Techne represents and warrants to Buyer that:

(a)                     it is a corporation, duly organized, validly existing and in good standing under the laws of the Minnesota;

(b)                     it is duly qualified to do business and is in good standing in every jurisdiction in which such qualification is required;

(c)                     it has the full right, power and authority to enter into this Agreement and to perform its obligations hereunder;

(d)                     the execution of this Agreement by its Representative whose signature is set forth at the end of this Agreement, and the delivery of this Agreement by Bio-Techne, have been duly authorized by all necessary action on the part of Bio-Techne; and

(e)                     the execution, delivery and performance of this Agreement by Bio-Techne will not violate, conflict with, require consent under or result in any breach or default under (i) any of Bio-Techne’s organizational documents, (ii) any applicable Law or (iii) with or without notice or lapse of time or both, the provisions of any Bio-Techne Contract;

(f)                      this Agreement has been executed and delivered by Bio-Techne and (assuming due authorization, execution and delivery by Buyer) constitutes the legal, valid and binding obligation of Bio-Techne, enforceable against Bio-Techne in accordance with its terms;

(g)                     it is in compliance with all applicable Laws and Bio-Techne Contracts relating to this Agreement, the Goods and the operation of its business; and

(h)                     it has obtained all licenses, authorizations, approvals, consents or permits required by applicable Laws to conduct its business generally and to perform its obligations under this Agreement.

10.3      Limited Product Warranty. Subject to the provisions of Sections 10.4 through 10.7, Bio-Techne warrants to Buyer (the “Product Warranty”) that:

(a)                     for the period of time stated on each Good’s data sheet (the “Warranty Period”), each Good will materially conform to the specifications set forth on the product data sheet; and

(b)                     Buyer will receive good and valid title to all Goods, free and clear of all encumbrances and liens of any kind.

10.4          Product Warranty Limitations. The Product Warranty does not apply to any Good that:

(a)                     has been subjected to abuse, misuse, neglect, negligence, accident, improper testing, improper installation, improper storage, improper handling,

abnormal physical stress, abnormal environmental conditions or use contrary to any instructions issued by Bio-Techne;

(b)                     has been reconstructed, repaired or altered by Persons other than Bio- Techne or its authorized Representative; or

(c)                     has been used with any third-party products, hardware or product that has not been previously approved in writing by Bio-Techne.

10.5          Buyer’s Exclusive Remedy for Defective Goods or Nonconforming Goods. Notwithstanding any other provision of this Agreement (except for Section 10.7), this Section 10.5 contains Buyer’s exclusive remedy for Defective Goods or Nonconforming Goods. Buyer’s remedy under this Section 10.5 is conditioned upon Buyer’s compliance with its obligations under Section 10.5(a) and Section 10.5(b) below. During the Warranty Period, with respect to any allegedly Defective Goods:

(a)                     Buyer shall notify Bio-Techne, in writing, of any alleged claim or defect within [*****] from the date Buyer discovers, or upon reasonable inspection should have discovered, such alleged claim or defect (but in any event before the expiration of the applicable Warranty Period);

(b)                     Buyer shall ship, at its expense, such allegedly Defective Goods to Bio-Techne’s facility located at Minneapolis, for inspection and testing by Bio-Techne;

(c)                     if Bio-Techne’s inspection and testing reveals, to Bio-Techne’s reasonable satisfaction, that such Goods are Defective or Nonconforming and any such defect has not been caused or contributed to by any of the factors described under Section 10.4 above, subject to Section 10.5(a) and Section 10.5(b). Bio-Techne shall in its sole discretion and at its expense, repair or replace such Defective Goods; and

(d)                     Bio-Techne shall ship to Buyer, at Bio-Techne’s expense and risk of loss, the repaired or replaced Goods to a location designated by Buyer, and credit Buyer for the shipping expense incurred in this Section 10.5(b).

Buyer has no right to return for repair, replacement, credit or refund any Good except as set forth in this Section 10.5 (or if otherwise applicable, Section 10.7). In no event shall Buyer reconstruct, repair, alter or replace any Good, in whole or in part, either itself or by or through any third party.

SUBJECT TO SECTION 10.7, THIS SECTION 10.5 SETS FORTH BUYER’S SOLE REMEDY AND BIO-TECHNE’S ENTIRE LIABILITY FOR ANY BREACH OF THE LIMITED PRODUCT WARRANTY SET FORTH IN SECTION 10.3.

10.6          DISCLAIMER OF OTHER REPRESENTATIONS AND WARRANTIES; NON-RELIANCE. EXCEPT FOR THE PRODUCT WARRANTY SET FORTH IN SECTION 10.3, (A) NEITHER BIO-TECHNE NOR ANY PERSON ON BIO-TECHNE’S BEHALF HAS MADE OR MAKES ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WHATSOEVER, EITHER ORAL OR WRITTEN, INCLUDING ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, OR NON-INFRINGEMENT, WHETHER ARISING BY LAW, COURSE OF DEALING, COURSE OF PERFORMANCE, USAGE OF TRADE OR OTHERWISE, ALL OF WHICH ARE EXPRESSLY DISCLAIMED, AND (B) BUYER ACKNOWLEDGES THAT IT HAS NOT RELIED UPON ANY REPRESENTATION OR WARRANTY MADE BY BIO-TECHNE, OR ANY OTHER PERSON ON BIO-TECHNE’S BEHALF, EXCEPT AS SPECIFICALLY PROVIDED IN SECTIONS 10.2 AND 10.3 OF THIS AGREEMENT.

10.7          Withdrawal of Goods. If Bio-Techne determines that any Goods sold to Buyer may be Defective, at Bio-Techne’s request, Buyer shall withdraw all similar Goods from sale and, at Bio-Techne’s option, either return such Goods to Bio-Techne (pursuant to the terms of Section 10.5(b)) or destroy the Goods and provide Bio-Techne with written certification of such destruction. Notwithstanding the limitations of Section 10.5, if Buyer returns all withdrawn Goods or destroys all withdrawn Goods and provides Bio-Techne with written certification of such destruction within [*****] following Bio-Techne’s withdrawal request, in either case consistent with Bio-Techne’s instructions, unless any such defect has not been caused or contributed to by any of the factors described under Section 10.4, Bio-Techne shall (a) repair or replace all such returned Goods or (b) replace such destroyed Goods, in either case pursuant to the terms of Section 10.5(d). THIS SECTION 10.7 SETS FORTH BUYER’S SOLE REMEDY AND BIO-TECHNE’S ENTIRE LIABILITY FOR ANY GOODS THAT ARE WITHDRAWN PURSUANT TO THIS SECTION 10.7.

10.8          Nothing in this Agreement shall be construed as:

(a)               a warranty or representation that anything made, used, sold or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents or other intellectual property rights; or

(b)               an obligation to bring or prosecute actions or suits against third parties; or

(c)               conferring by implication, estoppel or otherwise any license or rights under any patents or other intellectual property of Bio-Techne other than the Goods; or

(d)               an obligation to furnish any know-how not provided in Goods licensed hereunder; or

(e)               a warranty or representation of the freedom to operate using the Goods.

11.              Indemnification.

11.1          Mutual Indemnification. Subject to the terms and conditions of this Agreement, including those set forth in Section 11.2, each Party (as “Indemnifying Party”) shall indemnify, defend and hold harmless the other Party and its officers, directors, employees, agents, Affiliates, successors and permitted assigns (collectively, “Indemnified Party”) against any and all losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable attorneys’ fees and the costs of enforcing any right to indemnification under this Agreement and the cost of pursuing any insurance providers (collectively, “Losses”), arising out or resulting from any third-party Claim alleging:

(a)               a material breach or non-fulfillment of any representation or warranty set forth in Section 10 of this Agreement by Indemnifying Party or Indemnifying Party’s Personnel;

(b)               any grossly negligent or more culpable act or omission of Indemnifying Party or its Personnel (including any recklessness or willful misconduct) in connection with the performance of this Agreement;

(c)               any bodily injury, death of any Person or damage to real or tangible personal property caused by the willful or grossly negligent acts or omissions of Indemnifying Party or its Personnel.

Notwithstanding anything to the contrary in this Agreement, this Section 11.1 does not apply to any Claim (whether direct or indirect) for which a sole or exclusive remedy is provided for under another section of this Agreement, including Section 4.4 or Section 10.5.

11.2          Exceptions and Limitations on Indemnification. Notwithstanding anything to the contrary in this Agreement, an Indemnifying Party is not obligated to indemnify or defend (if applicable) an Indemnified Party against any Claim if such Claim or corresponding Losses arise out of or result from the Indemnified Party’s or its Personnel’s:

(a)               gross negligence or more culpable act or omission (including recklessness or willful misconduct);

(b)               bad faith failure to materially comply with any of its obligations set forth in this Agreement.

11.3          To the maximum extent permitted by applicable law, none of Bio-Techne, its directors, officers, employees, or agents (each an “Indemnified Person”) shall have any liability or responsibility whatsoever to Buyer or any other person or Entity for or on account of any injury, loss, or damage of any kind or nature, sustained by, or any damage assessed or asserted against, or any other liability incurred by or imposed upon, Buyer or any other person or Entity, whether direct, indirect, special, punitive, incidental, consequential or otherwise arising under any legal theory (and further excluding without limitation any existing or anticipated profits or opportunities for profits lost by Buyer) arising out of or in connection with or resulting from (i) the use or sale of the Goods by Buyer or its Affiliates; (ii) any advertising or other promotional activities with respect to either of the foregoing; or (iii) the production, use, or sale of any product, process or service, identified, characterized or otherwise developed by Buyer or any Affiliate with the aid or use of the Goods. Buyer shall indemnify and hold each Indemnified Person harmless against all claims, demands, losses, damages or penalties (including, but not limited to, attorneys’ fees) made against any Indemnified Person with respect to items (i) through (iii) above, whether or not such claims are groundless or without merit or basis. Bio- Techne shall promptly notify Buyer in writing of any claim or suit brought against Bio-Techne in respect of which Bio-Techne intends to invoke the provisions of this Article 11. Buyer shall keep Bio-Techne informed on a current basis of its defense of any claims pursuant to this Article 11.

11.4          EXCLUSIVE REMEDY. THIS SECTION 11 SETS FORTH THE ENTIRE LIABILITY AND OBLIGATION OF EACH INDEMNIFYING PARTY AND THE SOLE AND EXCLUSIVE REMEDY FOR EACH INDEMNIFIED PARTY FOR ANY DAMAGES COVERED BY THIS SECTION 11.

12.              Intellectual Property Rights.

12.1          Ownership. Buyer acknowledges and agrees that:

(a)               except to the extent provided in a separate written agreement between Buyer and Bio-Techne, Bio-Techne (or its licensors) will retain all Intellectual Property Rights used to create, embodied in, used in and otherwise relating to the Goods and any of their component parts;

(b)               any and all Bio-Techne’s Intellectual Property Rights are the sole and exclusive property of Bio-Techne or its licensors;

(c)               Buyer shall not acquire any ownership interest in any of Bio-Techne’s Intellectual Property Rights under this Agreement;

(d)               any goodwill derived from the use by Buyer of Bio-Techne’s Intellectual Property Rights inures to the benefit of Bio-Techne or its licensors, as the case may be;

(e)               if Buyer acquires any Intellectual Property Rights in or relating to any product (including any Good) purchased under this Agreement (including any rights in any Trademarks, derivative works or patent improvements relating thereto), by operation of law, or otherwise, such rights are deemed and are hereby irrevocably assigned to Bio- Techne or its licensors, as the case may be, without further action by either Party; and

(f)                Buyer shall use Bio-Techne’s Intellectual Property Rights only in accordance with this Agreement and any instructions of Bio-Techne.

12.2          Prohibited Acts. Buyer shall not:

(a)               take any action that interferes with any of Bio-Techne’s rights in or to Bio- Techne’s Intellectual Property Rights, including Bio-Techne’s ownership or exercise thereof;

(b)               challenge any right, title or interest of Bio-Techne in or to Bio-Techne’s Intellectual Property Rights;

(c)               make any claim or take any action adverse to Bio-Techne’s ownership of Bio-Techne’s Intellectual Property Rights;

(d)               engage in any action that tends to disparage, dilute the value of, or reflect negatively on the products purchased under this Agreement (including Goods) or any Bio-Techne Trademark.

13.              Confidentiality.

13.1          Scope of Confidential Information. From time to time during the Term, either Party (as the “Disclosing Party”) may disclose or make available to the other Party (as the “Receiving Party”) information about its business affairs, goods and services, Forecasts, confidential information and materials comprising or relating to Intellectual Property Rights, trade secrets, third-party confidential information and other sensitive or proprietary information. Such information, as well as the terms of this Agreement, whether orally or in written, electronic or other form or media and whether or not marked, designated or otherwise identified as “confidential,” is collectively referred to as “Confidential Information” hereunder. Notwithstanding the foregoing, Confidential Information does not include information that, at the time of disclosure and as established by documentary evidence:

(a)               is or becomes generally available to and known by the public other than as a result of, directly or indirectly, any breach of this Section 13 by the Receiving Party or any of its Representatives;

(b)               is or becomes available to the Receiving Party on a non-confidential basis from a third-party source, provided that such third party is not and was not prohibited from disclosing such Confidential Information;

(c)               was known by or in the possession of the Receiving Party or its Representatives prior to being disclosed by or on behalf of the Disclosing Party;

(d)               was or is independently developed by the Receiving Party without reference to or use of, in whole or in part, any of the Disclosing Party’s Confidential Information; or

(e)               is required to be disclosed pursuant to applicable Law.

13.2          Protection of Confidential Information. The Receiving Party shall, for two (2) years after expiry of Term:

(a)               protect and safeguard the confidentiality of the Disclosing Party’s Confidential Information with at least the same degree of care as the Receiving Party would protect its own Confidential Information, but in no event with less than a commercially reasonable degree of care;

(b)               not use the Disclosing Party’s Confidential Information, or permit it to be accessed or used, for any purpose other than to exercise its rights or perform its obligations under this Agreement; and

(c)               not disclose any such Confidential Information to any Person, except to the Receiving Party’s Representatives who need to know the Confidential Information to assist the Receiving Party, or act on its behalf, to exercise its rights or perform its obligations under this Agreement.

The Receiving Party shall be responsible for any breach of this Section 13 caused by any of its Representatives. On the expiration or earlier termination of this Agreement, at the Disclosing Party’s written request, the Receiving Party and its Representatives shall, pursuant to Section 7.5(d), promptly destroy all Confidential Information and copies thereof that it has received under this Agreement.

14.              Access and Audit Rights. Buyer hereby grants Bio-Techne access to Buyer’s operations, facilities, books and records, correspondence, writings, drawings, and receipts related to the Goods and payment of Royalties in accordance with Section 6 for the purpose of ensuring Buyer’s compliance with the terms of this Agreement. Buyer shall maintain all pertinent books and records for a period of [*****]. Buyer shall also cooperate fully with Bio-Techne with respect to all reasonable requests of Bio-Techne relating to the foregoing access rights.

15.              Insurance. During the Term, each Party shall, at its own expense, maintain and carry in full force and effect commercial general liability insurance (including product liability coverage) in a sum no less than [*****] with financially sound and reputable insurers, and upon the other Party’s request, shall provide the other Party with a certificate of insurance evidencing the insurance coverage specified in this Section.

16.              Miscellaneous.

16.1          Relationship of the Parties. The relationship between Bio-Techne and Buyer is solely that of vendor and customer, and they are independent contracting parties. Nothing in this Agreement creates any agency, joint venture, partnership or other form of joint enterprise, employment or fiduciary relationship between the Parties. Neither Party has any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other Party or to bind the other Party to any contract, agreement or undertaking with any third party.

16.2          Entire Agreement. This Agreement, including and together with the Basic Purchase Order Terms and any related exhibits and schedules, constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein and therein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

16.3          Survival; Statute of Limitations. Subject to the limitations and other provisions of this Agreement: (a) the representations and warranties of the Parties contained herein will survive the expiration or earlier termination of this Agreement for a period of two (2) years after such expiration or termination; and (b) Sections 1, 10, 11, 12, and 13 of this Agreement, as well as any other provision that, in order to give proper effect to its intent, should survive such expiration or termination, will survive the expiration or earlier termination of this Agreement for the period specified therein, or if nothing is specified for a period of [*****] after such expiration or termination. All other provisions of this Agreement will not survive the expiration or earlier termination of this Agreement. Notwithstanding any right under any applicable statute of limitations to bring a claim, no Action based upon or arising in any way out of this Agreement may be brought by either Party after the expiration of the applicable survival or other period set forth in this Section 16.3 and the Parties waive the right to file any such Action after the expiration of the applicable survival or other period; provided, however, that the foregoing waiver and limitation do not apply to the collection of any amounts due to Bio-Techne under this Agreement.

16.4          Notices. All notices, requests, consents, claims, demands, waivers and other communications under this Agreement (each, a “Notice”) must be in writing and addressed to the other Party at its address set forth below (or to such other address that the receiving Party may designate from time to time in accordance with this section). All Notices must be delivered by personal delivery, nationally recognized overnight courier or certified or registered mail (in each case, return receipt requested, postage prepaid). Except as otherwise provided in this Agreement, a Notice is effective only (a) on receipt by the receiving Party, and (b) if the Party giving the Notice has complied with the requirements of this Section.

Notice to Bio-Techne:	[*****]

Notice to Buyer:	[*****]

16.5          Interpretation. For purposes of this Agreement: (a) the words “include,” “includes” and “including” are deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole; (d) words denoting the singular have a comparable meaning when used in the plural, and vice-versa; and (e) words denoting any gender include all genders. Unless the context otherwise requires, references in this Agreement: (x) to sections, exhibits, schedules, attachments and appendices mean the sections of, and exhibits, schedules, attachments and appendices attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. The Parties drafted this Agreement without regard to any presumption or rule requiring construction or interpretation against the Party drafting an instrument or causing any instrument to be drafted. The exhibits, schedules, attachments and appendices referred to herein are an integral part of this Agreement to the same extent as if they were set forth verbatim herein.

16.6          Headings. The headings in this Agreement are for reference only and do not affect the interpretation of this Agreement.

16.7          Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability does not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon a determination that any term or provision is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement to effect the original intent of the Parties as closely as possible in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

16.8          Amendment and Modification. No amendment to this Agreement is effective unless it is in writing and signed by an authorized Representative of each Party.

16.9          Waiver.

(a)               No waiver under this Agreement is effective unless it is in writing and signed by the Party waiving its right.

(b)               Any waiver authorized on one occasion is effective only in that instance and only for the purpose stated, and does not operate as a waiver on any future occasion.

(c)               None of the following constitutes a waiver or estoppel of any right, remedy, power, privilege or condition arising from this Agreement:

(i)               any failure or delay in exercising any right, remedy, power or privilege or in enforcing any condition under this Agreement; or

(ii)              any act, omission or course of dealing between the Parties.

16.10       Cumulative Remedies. All rights and remedies provided in this Agreement are cumulative and not exclusive, and the exercise by either Party of any right or remedy does not preclude the exercise of any other rights or remedies that may now or subsequently be available at law, in equity, by statute, in any other agreement between the Parties or otherwise. Notwithstanding the previous sentence, the Parties intend that Buyer’s rights under Section 4.4, Section 4.6, Section 10.5 and each of the Parties’ rights under Section 11 are such Party’s exclusive remedies for the events specified therein.

16.11       Equitable Remedies. Buyer acknowledges and agrees that (a) a breach or threatened breach by such Party of any of its obligations under Section 12 would give rise to irreparable harm to the other Party for which monetary damages would not be an adequate remedy and (b) in the event of a breach or a threatened breach by Buyer of any such obligations, Bio-Techne shall, in addition to any and all other rights and remedies that may be available to Bio-Techne at law, at equity or otherwise in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction, without any requirement to post a bond or other security, and without any requirement to prove actual damages or that monetary damages will not afford an adequate remedy. Buyer agrees that Buyer will not oppose or otherwise challenge the appropriateness of equitable relief or the entry by a court of competent jurisdiction of an order granting equitable relief, in either case, consistent with the terms of this Section 16.11.

16.12       Assignment. Buyer may not assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of Bio-Techne. Bio-Techne may assign any of its rights or delegate any of its obligations to any Affiliate or to any Person acquiring all or substantially all of Bio-Techne’s assets. Any purported assignment or delegation in violation of this Section is null and void. No assignment or delegation relieves the assigning or delegating Party of any of its obligations under this Agreement.

16.13       Successors and Assigns. This Agreement is binding on and inures to the benefit of the Parties and their respective permitted successors and permitted assigns.

16.14       No Third-Party Beneficiaries. Except as expressly set forth in the second sentence of this Section 16.14, this Agreement benefits solely the parties to this Agreement and their respective permitted successors and permitted assigns and nothing in this Agreement, express or implied, confers on any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

16.15       Dispute Resolution. Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity hereof (each, a “Dispute”), shall be submitted for negotiation and resolution to the CEO of Bio-Techne (or to such other person of equivalent or superior position designated by Bio-Techne in a written Notice to Buyer) and the CEO of Buyer (or to such other person of equivalent or superior position designated by Buyer in a written Notice to Bio-Techne), by delivery of written Notice (each, a “Dispute Notice”) from either of the Parties to the other Party. Such persons shall negotiate in good faith to resolve the Dispute. If the Parties are unable to resolve any Dispute within [*****] after delivery of the applicable Dispute Notice, either Party may tile suit in a court of competent jurisdiction in accordance with the provisions of Section 16.17 hereunder.

16.16       Governing Law. This Agreement, including all exhibits, schedules, attachments and appendices attached hereto and thereto, and all matters arising out of or relating to this Agreement, are governed by, and construed in accordance with, the Laws of the State of Minnesota, United States of America, without regard to the conflict of laws provisions thereof. The Parties agree that the United Nations Convention on Contracts for the International Sale of Goods does not apply to this Agreement.

16.17       Choice of Forum. In case the pre-litigation dispute resolution as set out in Article 16.15 above does not lead to an amicable solution, any dispute, controversy or claim arising under, out of or relating to this Agreement, including any subsequent amendments, shall be referred to and finally be settled in accordance with the Arbitration Rules of the London Court of International Arbitration (LCIA) without recourse to the ordinary courts of law. The place of arbitration is London, England. The number of arbitrators is three (3). The language of the arbitral proceedings is English.

16.18       Counterparts. This Agreement may be executed in counterparts, each of which is deemed an original, but all of which together are deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission is deemed to have the same legal effect as delivery of an original signed copy of this Agreement, if the party sending such facsimile, e-mail or other means of electronic transmission has received express confirmation that the recipient party received the Agreement (not merely an electronic facsimile confirmation or automatic e-mail reply).

16.19       Force Majeure. Bio-Techne shall not be liable or responsible to Buyer, nor be deemed to have defaulted under or breached this Agreement, for any failure or delay in fulfilling or performing any term of this Agreement, if such failure or delay is caused by or results from acts beyond Bio-Techne’s control, including: (a) acts of nature; (b) flood, fire, earthquake or explosion; (c) war, invasion, hostilities (whether war is declared or not), terrorist threats or acts, riot or other civil unrest; (d) requirements of Law; (e) actions, embargoes or blockades in effect on or after the date of this Agreement; (I) action by any Governmental Authority (whether or not having the effect of Law); (g) national or regional emergency; (h) strikes, labor stoppages or slowdowns or other industrial disturbances; (i) shortages of or delays in receiving raw materials; or (j) shortage of adequate power or transportation facilities (each, a “Force Majeure Event”).

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first set forth above.

BIO-TECHNE CORPORATION

By	/s/ N. David Eansor

Name: N. David Eansor

Title: Sr, VP, Biotech Division

OLINK PROTEOMICS AB

By	/s/ Ann-Charlotte Falk

Name: Ann-Charlotte Falk, CEO

Title Olink Proteomics AB

EXHIBIT A

SPECIFICATIONS – ANTIBODIES

[*****]

EXHIBIT B – PROTEINS

[*****]

SCHEDULE 1

GOODS

[*****]